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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 JUNE 21, 2000
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                           QUORUM HEALTH GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                            (State of Incorporation)

          33-31717-A                                 62-1406040
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   (Commission File Number)               (IRS Employer Identification No.)

              103 CONTINENTAL PLACE, BRENTWOOD, TENNESSEE    37027
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             (Address of principal executive offices)   (Zip Code)

                                 (615) 371-7979
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              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
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              (Former name, former address and former fiscal year,
                         if changed since last report)

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ITEM 5. OTHER EVENTS.

March 26, 1999 Options to Remain Outstanding

      On March 31, 2000, the FASB issued its final interpretation of APB Opinion No. 25 "Accounting for Certain Transactions involving Stock Compensation." The interpretation requires variable-award accounting for stock options granted six months before or after the cancellation or settlement of options if the new options have a lower exercise price than the cancelled or settled options. The interpretation will be effective July 1, 2000 and covers certain events that occurred after December 15, 1998. No adjustments are made to financial statements for periods prior to the effective date and no expense is recognized for any additional compensation costs attributable to periods before the effective date.

      In March 1999, our board of directors approved a plan to allow employees to exchange "underwater" stock options. These stock options had exercise prices higher than the then market price of our common stock. Based on the exchange, on March 26, 1999, we canceled 5.2 million options at exercise prices ranging from $12.09 to $33.06 and granted 3.6 million options at an exercise price of $9.00. The effect was to reduce the number of options held to offset the benefit of a lower exercise price. The estimated economic value of the grants was generally unchanged as a result of the exchange. We also made an annual grant of 1.4 million options on March 11, 1999 with an exercise price of $8.81. Under the final interpretation of APB 25, both the March 26, 1999 options and a portion of the March 11, 1999 options will be subject to variable-award accounting.

      The March 26, 1999 options provided that they would vest and terminate thirty days after we gave notice to our employees that we are required to apply variable-award accounting to these options. The March 11, 1999 options do not contain this provision. Based on the proposed interpretation of APB 25 at the time we granted the March 11, 1999 options, they would not have been subject to variable-award accounting.

      Our board of directors has determined that it is in our best interests, and that of our stockholders, not to give the notice which would vest and terminate the March 26, 1999 options. These options will therefore remain outstanding. This means that approximately 2.4 million March 26, 1999 options still outstanding, as well as approximately 1 million of the March 11, 1999, options will be subject to variable-award accounting beginning July 1, 2000.

      Until these options expire or are exercised, under APB 25 we will recognize compensation expense as the market price of our common stock increases from its market price on July 1, 2000. We will also recognize reduced compensation expense as the market price decreases, to the extent we have previously recognized compensation expense.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            QUORUM HEALTH GROUP, INC.



Date: June 30, 2000         By:  \s\ Ashby Q. Burks
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                                 Ashby Q. Burks, Vice President/
                                 General Counsel & Secretary